Exhibit 10.1

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

2005 Amendment to 1999 Incentive Compensation Plan, as amended

WHEREAS, in April 2005, the Board of Directors of Cognizant Technology Solutions Corporation (the “Company”) deemed it to be advisable and in the bests of the Company to further amend the Company’s 1999 Incentive Compensation Plan, as amended (the “Incentive Plan”) to (i) increase the number of shares of Class A Common Stock of the Corporation reserved for issuance thereunder from 36,000,000 to 37,500,000 shares (subject to adjustment as provided in the Incentive Plan), (ii) provide that repricing of stock options may not occur without stockholder approval, (iii) provide for minimum vesting periods for stock based awards, other than stock options or stock appreciation rights, (iv) provide that stock options may not be granted below fair market value, and (v) provide that all material amendments to the Incentive Plan shall be subject to stockholder approval; and

WHEREAS, capitalized terms used and not defined herein have the meanings set forth in the Incentive Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Incentive Plan be amended as follows:

SECTION 5.1

Section 5.1 of the Incentive Plan, is hereby amended and replaced in its entirety by the following:

“5.1 Available Shares. The aggregate number of shares of Common Stock which shall be available for grants or payments of Awards under the Plan during its term shall be 37,500,000 shares. Such shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company’s treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 5.2 below. Any shares of Common Stock underlying Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall again be available for grants of Awards under the Plan. Awards that are payable only in cash are not subject to this Section 5.1.”

SECTION 7.2

Section 7.2 of the Incentive Plan, is hereby amended and replaced in its entirety by the following:

“7.2 Exercise Price. The Committee shall specify the exercise price of each Stock Option in the Award Agreement; provided, however, that the exercise price of any ISO or Nonqualified Stock Option shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant.”

SECTION 16.2

The final paragraph of Section 16.2 of the Incentive Plan is hereby amended and replaced in its entirety by the following:

“In addition, the Plan shall not be amended without the approval of such amendment by the Company’s stockholders if such amendment is required under the rules and regulations of the stock exchange or national market system on which the Common Stock is listed or (ii) is otherwise considered material in the reasonable judgment of the Committee.”

SECTION 17

The following sections shall be inserted in Section 17 of the Incentive Plan:

17.11 Prohibition on Repricing of Options. Notwithstanding anything in the Plan to the contrary, the Committee may not, without the consent of the Company’s stockholders, reprice any outstanding Award; provided, however, that stock splits, stock dividends and similar events as set forth in Section 5.2 herein shall not be deemed to be a repricing hereunder.

17.12 Minimum Vesting Periods. Except as set forth in Section 14 herein and notwithstanding any other provision set forth in the Plan to the contrary, (A) any Award (other than a Stock Option or SAR) that is not subject to performance criteria shall Vest over a service period of at least three years, with such vesting to occur in equal installments over such three year period, and (B) any Award (other than a Stock Option or SAR) that is subject to performance criteria shall Vest over a performance period of at least 12 months in one or more installments over that period.”

Except as expressly amended by this amendment, the provisions of the Incentive Plan shall remain in full force and effect unamended hereby.

The foregoing amendments were adopted by the Board of Directors on April 26, 2005 and approved by the stockholders on June 14, 2005.

I hereby certify that the foregoing is a full, true and correct copy of the 2005 Amendment to the Incentive Plan, as in effect on the date hereof.

Dated: June 14, 2005	/s/ Gordon Coburn
Gordon Coburn Secretary